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                                                                   EXHIBIT 10.16



                      CONSULTING AND SETTLEMENT AGREEMENT


     THIS CONSULTING AND SETTLEMENT AGREEMENT ("Agreement") is entered into between Keith Corbin (the "Employee") and HALL, KINION & ASSOCIATES, INC., a California Corporation (the "Company").

     WHEREAS, the Employee has been employed by the Company; and

     WHEREAS, the Employee wishes to resign from the Company as its Chief Financial Officer, effective December 31, 1996 (the "Termination Date"); and

     WHEREAS, the Employee and the Company wish to provide for an interim period in which Employee will continue to provide services to the Company and to enable Employee to continue to vest in his Incentive Stock Option (granted to him on August 15, 1995) through August 15, 1997, and to completely and amicably resolve any actual and potential disputes between them;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Employee and the Company agree as follows:

     1.   Consulting Period.
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          (a)  Subject to the provisions of this Section 1 and Section 6, from
January 1, 1997 to May 16, 1997, the Employee shall continue to work for at least 40 hours per week for the Company providing reasonable and customary whatever services the Company and its management may require, subject to the review of the Company's Chief Executive Officer and Chief Financial Officer, and the Company shall pay the Employee $13,333 a month in accordance with its normal payroll procedures, subject to withholding for applicable payroll taxes. Effective May 16, 1997, the Employee shall resign from the Company.

          (b) Provided that Employee has continuously provided services to the Company to the sole satisfaction of the Chief Executive Officer through May 15, 1997 pursuant to the provisions of Section 1(a) of this Agreement, the Employee shall be asked to serve as a part-time consultant to the Company, from May 16, 1997 through August 16, 1997, and shall be available to the Company for a minimum of 10 hours per week. The Company shall pay the Employee $3,333 a week for his consulting services, subject to applicable withholding provisions. The period during which the Employee shall serve the Company pursuant to Section 1(a) and 1(b) of this Agreement shall be known as the Consulting Period. Employee's employment hereunder during the Consulting Period may be terminated by Employee at any time, for any reason, with or without cause.

     The Company may only terminate the Consulting Period for "cause" as defined in Section 2. In the event the Company elects to not utilize, or does not require, the services of the Employee as specified in 1(a) and 1(b) above, for all or any part of the Consulting Period it will not be considered as "cause" for purposes of Section 2.

     2.  Options.  Provided that Employee continues to provide services to the
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Company pursuant to Section 1(a) and 1(b) above and is not terminated for
"Cause" as defined below, the Employee's incentive stock option which was granted to the Employee on August 15, 1995, pursuant to the Company's 1995 Incentive Stock Option Plan shall continue to vest during the Employee's Consulting Period. Cause shall mean a) Employee's failure to perform his duties during the Consulting Period in a reasonably satisfactory fashion after receipt of a written warning; b) Employee's engaging in misconduct that is materially injurious to the Company; c) Employee's being convicted of a felony; d) Employee's material breach of this Agreement; e)
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Employee's commission of an act of fraud against, or the misappropriation of property belonging to, the Company; or f) Employee's breach of any confidentiality or proprietary information agreement between Employee and the Company. Should the Employee exercise this stock option more than three months after May 16, 1997, such stock option shall be exercisable as a non-statutory stock option. This Agreement shall amend any prior provision of the Company's 1995 Incentive Stock Option Plan or option agreement by and between the Company and the Employee.

     3.  Release.  The Employee hereby releases and forever discharges the
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Company and each of its past and present directors, managers, officers, shareholders, agents, consultants, advisers, employees, attorneys, servants, parents, subsidiaries, employee benefit plans, predecessors, successors and assigns (the "Releasees"), and each of them separately and collectively, from any and all claims, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, that the Employee ever had, now has or may hereafter claim to have against the Releasees, with respect to any matter arising out of or connected with the Employee's employment with the Company or the termination of that employment, including (but not limited to) claims of wrongful discharge; intentional or negligent infliction of emotional distress; mental, physical or emotional injuries sustained from invasion of privacy; any physical or mental harm or distress from such employment or from termination of such employment; defamation; breach of contract; breach of the covenant of good faith and fair dealing; interference with prospective economic advantage; and any claims of discrimination based on sex, age, race, national origin, or on any other basis, under all laws and regulations relating to employment including (without limitation):

          (a) Any and all claims under federal or California statutory or decisional law pertaining to wrongful discharge, discrimination, or breach of public policy, including Title VII of the Civil Rights Act of 1964, as amended, and the California Fair Employment and Housing Act;

          (b) Any and all claims under the federal Age Discrimination in Employment Act of 1967;

          (c) Any and all claims for employee benefits, compensation, severance payments, fringe benefits, group insurance, vacation or disability payments, or stock or stock options; and

          (d) Any and all claims relating to the tax obligation for which the Employee may become liable as a result of this Agreement or the payment of consideration referred to above.

     This Agreement covers only those claims that arose prior to the execution of this Agreement. Execution of this Agreement does not bar any claim that arises thereafter, including (but not limited to) claims for breach of this Agreement.

     4.  Waiver.  The parties expressly waive all rights under Section 1542 of
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the Civil Code of California, which provides:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

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The parties agree that the possibility that such unknown claims exist was taken into account in determining the amount of consideration to be paid for the giving of this Agreement.

     5.  Covenant Not To Sue.  The parties covenant and agree that they will
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never, individually or with any person or in any way, commence, aid in any way, except as required by due legal process, prosecute or cause or permit to be commenced or prosecuted, any action or other proceeding based upon any claim which is the subject of this Agreement. This Agreement shall be deemed breached and a cause of action shall be deemed to have accrued immediately upon the commencement or prosecution of any action or proceeding contrary to this Agreement.

     In the event of any breach of this Section 5, the aggrieved Releasee shall be entitled to recover not only the amount of judgment which may be awarded against such Releasee, but also all such other damages, costs and expenses as may be incurred by such Releasee, including court costs, attorneys' fees and all costs and expenses, taxable or otherwise, in preparing the defense of or defending against, or seeking or obtaining an abatement of or injunction against, any action or proceeding brought in violation of this Section 5 and in prosecuting any claim, counterclaim or cross-claim based hereon.

     6.  Non-Competition.  The Employee shall not engage in Competitive
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Activities during the Consulting Period.

         (a)  Competitive Activities.  The Employee will be deemed to be engaged
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     in Competitive Activities if during the Consulting Period the Employee, directly or indirectly, engages in any business or activity in which the Company or any subsidiary of the Company is engaged ("Competitive Businesses") or is employed by, render services of any kind to, advise or receive compensation in any form from, or invest or participate in any manner or capacity in, any entity or person which directly or indirectly engages in a Competitive Business.

         (b)  Exception.  Subsection (a) above shall not preclude investments
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     in a corporation whose stock is traded on a public market and of which the
     Employee owns less than one percent.

         (c)  Purpose of Restrictions.  It is agreed by the Employee and the
              -----------------------
     Company that the restrictions contained in Subsection (a) above are reasonable and necessary to protect the confidentiality of the customer lists and trade secrets, and other confidential information concerning the Company, acquired by the Employee.

         (d)  Modification by Court.  If any of the restrictions contained in
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     Subsection (a) above is determined to be unenforceable because of the duration of such restrictions or the area covered thereby, then the court making the determination shall have the power to reduce the duration of such restrictions and/or the area covered thereby, and such restrictions, in their reduced form, shall be enforceable.

     7.  No Assignment; Authority.  The parties represent and warrant that no
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other person had or has or claims any interest in the claims referred to in
Section 4 above; that they have the sole right and exclusive authority to execute this Agreement; that they have the sole right to receive the consideration paid therefor; and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Agreement.

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     8.  No Admission.  The parties acknowledge that the payment of
         ------------
consideration, referred to herein, is made solely for the purpose of purchasing peace and eliminating possible involvement in protracted litigation based upon disputed claims that the other could make and does not constitute an admission or concession of any liability on account of any of said claims, liability for which is expressly denied by all Releasees.

     9.  Confidentiality.  The parties covenant and agree to maintain the
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confidentiality of the existence and terms of this Agreement, including (without limitation) the nature and payment of consideration referred to in this Agreement and to make no voluntary statement concerning this Agreement, except as may be necessary for the purposes of audit, tax returns or other disclosures required by law.

     10.  Continued Confidentiality.  The Employee acknowledges that the
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Employee possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All such information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes processes, formulas, codes, data, programs, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, contracts and customer and supplier lists.

     In consideration of the compensation received by the Employee from the Company and the covenants contained in this Agreement, the Employee agrees as follows:

          (a) All Proprietary Information is and shall continue to be the sole property of the Company and its assigns, and the Company and its assigns are and shall continue to be the sole owner of all rights in connection therewith. The Employee will keep in strictest confidence and trust all Proprietary Information and will not use or disclose any Proprietary Information without the written consent of the Company.

          (b) All documents, records, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to the Employee by the Company or produced by the Employee or others in connection with the Employee's employment with the Company shall be and remain the sole property of the Company. The Employee has returned to the Company all documents, notes, drawings, specifications, programs, data, customer lists and other materials of any nature pertaining to the Employee's work with the Company, including any copies of such materials, and the Employee will not use any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression.

          (c) The Employee agrees that the Company has the right to inform subsequent employers about the Employee's obligation to maintain the confidentiality of the Company's Proprietary Information.

          (d) The Proprietary Information and Inventions Agreement between the Employee and the Company shall remain in full force and effect.

     11.  No Disparagement.  The Parties agrees that during the Consulting
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Period, and for one year thereafter, the Parties will not make any disparaging statements concerning each other including the Employee, the Company or its past or present directors, managers, officers, shareholders, agents, consultants, advisers or employees.

     The Company agrees to provide prospective future employers of Employee with a favorable reference as to Employee's performance.

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     12.  Binding Effect.  This Agreement shall bind all heirs, executors,
          --------------
administrators, successors and assigns of the Employee. It shall inure to the benefit of each Releasee and, in addition, all heirs, executors, administrators and assigns of each Releasee who is an individual.

     13.  Older Workers' Benefit Protection Act.  The Employee acknowledges that
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the Employee is aware that under the Older Workers' Benefit Protection Act the
Employee has twenty-one (21) calendar days to decide whether to enter into this Agreement. The Employee agrees that the Employee was offered twenty-one (21) calendar days after receipt of this Agreement to review and consider this Agreement and to discuss the Agreement with an attorney of the Employee's own choosing. The Employee further acknowledges that the Employee is aware that under the Older Workers' Benefit Protection Act the Employee may revoke this Agreement within seven (7) calendar days after it is signed. The Employee further agrees that the Employee is aware that in the event the Employee timely exercises the right of rescission the Employee will have no rights under this Agreement.

     14.  Dispute Resolution.  The Employee and the Company agree that any
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future disputes between them, including (but not limited to) disputes arising out of or related to this Agreement, shall be resolved by binding arbitration in San Francisco, California.

          (a) The party claiming to be aggrieved shall furnish to the other party a written statement of the grievance identifying any witnesses or documents that support the grievance and the relief requested or proposed.

          (b) If the other party does not agree to furnish the relief requested or proposed, or otherwise does not satisfy the demand of the party claiming to be aggrieved, the parties shall submit the dispute to binding arbitration.

          (c) The parties shall attempt to agree to the identity of an arbitrator, and, if they are unable to do so, the Company shall provide the Employee with a list of no fewer than five names of arbitrators, each of whom has been appointed in at least 10 cases, excluding cases in which the Company has been involved, and the Employee shall pick a name from that list. The arbitrator shall have the authority to determine whether the conduct complained of under Subsection (a) above violates the rights of the complaining party and, if so, to grant any relief authorized by law; provided, however, that nothing herein shall limit the right of the Company to obtain injunctive relief for violation of the Proprietary Information and Inventions Agreement or Section 10. The arbitrator shall not have the authority to modify, change or refuse to enforce the terms of this Agreement.

          (d) The hearing shall be transcribed. The Company shall bear the costs of the arbitration, if the Employee prevails. If the Company prevails, the Employee will bear the costs of the arbitration. Each party shall be responsible for paying its own attorneys' fees.

          (e) Except as provided in Subsection (c) above with respect to claimed violations of the Proprietary Information and Inventions Agreement or
     Section 10, arbitration shall be the exclusive and final remedy for any dispute between the parties, and the parties agree that no dispute shall be submitted to arbitration where the party claiming to be aggrieved has not complied with the preliminary steps provided for above.

     15.  Severability.  If any term of this Agreement is held to be invalid,
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void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, and the parties shall use their best efforts to find an alternative way to achieve the same result.

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     16.  Entire Agreement.  The Employee warrants that no promise, inducement
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or agreement not expressed herein has been made in connection with this
Agreement; that this Agreement constitutes the entire agreement between the Employee and the Company; and that this Agreement cancels and supersedes all prior communications or understandings between the Company and the Employee with respect to the subject matter of this Agreement. The Employee has entered into this Agreement freely and voluntarily. All executed copies are duplicate originals, equally admissible in evidence. This Agreement may only be varied or modified by a written document executed by the Employee and the Company.

     17.  Governing Law.  This Agreement shall be construed and enforced
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pursuant to the laws of the State of California (other than their choice-of-law provisions).


     The Employee acknowledges that he has read and understand the foregoing Agreement and that he signs this Agreement voluntarily, with full appreciation that he is forever foreclosed from pursuing any of the rights he has released and discharged pursuant to this Agreement.


Dated: February 28, 1997                         /s/ Keith Corbin
       -----------------                         -------------------------------
                                                 Keith Corbin


                                                 HALL, KINION & ASSOCIATES INC.



Dated: February 28, 1997                         By:     /s/ Brenda Hall
       -----------------                              --------------------------

                                                 Its:      CEO
                                                      --------------------------

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